Exhibit 32.2

Written Statement of the Chief Executive and Acting Chief Financial Officer Pursuant to 18 U.S.C.  1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Director of Golden Spirit Enterprises Ltd.  (the "Company"),  hereby certify, based on  my  knowledge,  that  the Quarterly  Report  on Form 10-QSB of the Company  for  the  quarter ended March 31, 2007 (the "Report") fully complies  with  the requirements of Section 13(a) of the Securities Exchange Act  of 1934   and  that  information  contained  in  the  Report  fairly presents,  in all material respects, the financial condition  and results of operations of the Company.

Date: May 15, 2007

/s/Carlton Parfit

Carlton Parfit

Director